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                                                                    EXHIBIT 99.2

                             CAUTIONARY STATEMENTS

         Certain information in this Form 8-K may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's most recent Form 10-K and the cautionary statements contained in Exhibit 99.1 thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, the impact on our business of the war in Iraq and increased conflict in other countries, the impact that Severe Acute Respiratory Syndrome (SARS) may have on our business and the economy, uncertainties relating to customer plans and commitments, lack of demand for our products and services in certain markets, loss of significant customers, difficulties collecting our accounts receivable, and significant payment obligations under certain leases and other contractual obligations. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this Form 8-K.